Q3ʼ23 Shareholder Letter November 6, 2023

Dear Shareholders, As I approach my first full quarter as interim CEO, I want to share my observations on Vimeo, and thoughts about what's ahead for the company. First, I want to thank the Vimeo community – our employees, our customers and our millions of enthusiastic video creators – for the warm and supportive welcome I’ve received. I recently visited some customers in the media and entertainment industry, and it's exhilarating to see the innovation and success they are having using our products. And a few weeks ago I joined hundreds of filmmakers in New York for a screening to celebrate the 15th anniversary of Vimeo’s vaunted Staff Picks program (you can see these for yourself here). The passion and creativity on display was a reminder of how much possibility and power remains for Internet video, especially when control is put in the hands of more people. As Vimeo approaches its third decade, our brand remains in an impressive tier of Internet companies. I don’t think I’ve encountered a single person who hasn’t at least heard of us, and more often than not I’m met with wide-eyed excitement as someone shares their experience with our products and community, an incredibly powerful testament to a software product. That strength is reflected in our Internet presence, where tens of millions of people are interacting with our products each month - and over one million becoming registered users - largely through highly efficient organic discovery. And the strength of our cash position continues to grow, keeping us on solid footing with a wide array of investment opportunities moving forward. For all we’ve accomplished, I believe we are still spread too thin and going forward, less will yield more. A healthy dose of simplification, alignment and focus can be a powerful accelerant for the company. We are well underway with the process of unifying our products to create consistent experiences across Vimeo. In the last few weeks we’ve launched updates to our customer acquisition and conversion surface area, and released a newly unified suite of marketing solutions. Combined with our existing community and traffic, these innovations offer the potential to unlocking organic product led growth and efficient customer acquisition. This simplification and unification needs to extend to the portion of our business served by our sales team as well. Historically we’ve made investments in sales as we’ve grown our Vimeo Enterprise product line, but, as we look to scale from here, we see real opportunities for efficiency. From how we generate pipeline to our growth and renewal motions, I believe tighter processes can lead to better results with less wasted effort. All these efforts to grow sustainably by simplifying our go to market and streamlining our approach will require investment of time and resources. Fortunately, we have returned Vimeo to profitability, generating meaningful free cash flow. With our healthy gross margins, and our focus on cost control, I am confident we can create the additional investment dollars that may be needed to achieve predictable and sustained revenue growth in the years to come, even if that may impact margin in 2024. Finally, as video has become increasingly important to businesses and the Internet, Vimeo’s brand has unique relevance and trust. As we simplify and focus our business and strategy, I am focused on bringing new clarity to our brand, and ultimately to our ability to become a strategic partner for our customers. I want to reiterate my gratitude to our extended community, and look forward to keeping you updated on our progress. Thx, Adam 2 Adam Gross, Interim CEO

3 Vimeo has made good progress in 2023, and we have plenty more to do to achieve our goal of delivering sustained profitable growth to our shareholders. In Q3, we moved topline growth in a positive direction. Bookings grew for the first time in 2023, and our revenue growth improved from down 8% in Q2 to down 2%. Importantly, we improved our year-over-year bookings and revenue trajectory in our biggest product area, Self-Serve & Add-Ons, something we know we must do at a sustained level to regain total bookings and revenue growth over time. In Q3, we continued to progress on our bottom line profitability as well, delivering net income of $8 million, or 8% of revenue, and Adjusted EBITDA* of $13 million, or 12% of revenue. This may be a somewhat higher level of margin than we deliver in coming quarters as we balance investment and growth, but we are pleased it shows some of the profit capacity of the Vimeo model. $100M $106M 79% $8M $13M $291M Total Bookings Total Revenue Gross Margin Net Income Adj. EBITDA* Ending Cash *Adjusted EBITDA is a non-GAAP measure. For a reconciliation see page 16. For the fourth quarter of 2023, we expect revenue to be above $100 million, and Adjusted EBITDA to be in the high-single digit millions of dollars. Our Q4 guidance implies that we continue to expect revenue to be down mid-single digit percentage points for the full year compared to the prior year, and now expect Adjusted EBITDA to be between $27 million and $30 million. We were encouraged to deliver Q3 bookings growth, but our return to sustained growth is likely to be non-linear. In Q4, we expect bookings to decline in the mid single digits year-over-year. While we still believe we are on a path to turn Vimeo back to growth (bookings growth typically precedes revenue growth by a couple quarters), we are working on our 2024 budget and our revised outlook for when we expect to see a sustained turn in bookings and revenue. Looking Forward Q3 Financial Overview

4 Total bookings grew 4% in Q3 and total revenue was $106 million, down 2% year-over-year, both enjoying improved rates of growth as compared to Q2. 99.996.299.3 106.3108.1 100.1 Bookings & Revenue

# Vimeo Enterprise


Vimeo Enterprise Bookings ($M)
7.5
11.6
18.0
Q3'21
Q3'22
Q3'23


Vimeo Enterprise Revenue ($M)
6.0
10.0
15.2
Q3'21
Q3'22
Q3'23


Vimeo Enterprise Subscribers and ARPU
Vimeo Enterprise Ending Subs (K)
Vimeo Enterprise ARPU ($)
1.4
2.1
3.0
17,937
19,847
20,848
Q3'21
Q3'22
Q3'23

Q3 Vimeo Enterprise bookings growth was 55% and revenue growth was 53% year-over-year. Looking at the dynamics that fuel this product's trajectory, Q3 Net Revenue Retention was over 100%. Subscribers grew 46% year-over-year to 3,000 and ARPU was up 5% year-over-year.

We had some impressive customer wins in Q3. Boston Consulting Group EMEA signed for e-learning, Forrester Research for marketing on web and social, Tory Burch for live performances, Shutterstock for executive communications, and Justworks, Omni Hotels & Resorts, Alarm.com, SHEIN, and Oxford University all signed to use Vimeo to organize and manage their videos. At the same time, we continued to advance our enterprise offering, particularly for our largest customers with features like HIPAA provider compliance, international access, and user controls.

While we expect Vimeo Enterprise to continue to grow at a healthy clip, we did see some new headwinds on the pipeline side in Q3 and into early Q4. Specifically, we saw pipeline decrease throughout the quarter with a larger impact in SMB than for large customers. We believe this is largely due to execution issues that are being addressed, and that the macro environment may also have had some impact.

Near term execution headwinds aside, our enthusiasm for the opportunity in Vimeo Enterprise remains strong, as does the outlook to deliver healthy double digit growth in this product. We believe we have a compelling offering at an attractive price point in the video market. Our confidence here also comes from user statistics such as seats filled and monthly active team users, which were up more than 100% and 98% year-over-year, respectively.

BCG BOSTON CONSULTING GROUP

shutterstock

Justworks

FORRESTER

UNIVERSITY OF OXFORD

TORY BURCH

ALARM.COM

OMNI HOTELS & RESORTS

SHEIN

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5

6 We continue to believe we can put ourselves in a position to grow bookings and revenue in our Self-Serve & Add-Ons offering but progress has been slower than we had hoped entering 2023. While still declining, Self-Serve & Add-Ons saw improvement in the rate of decline of top line performance in Q3. Bookings was down 4% and revenue was down 6% year-over-year, 4 and 3 percentage point improvements compared to Q2, respectively. In Q3, subscribers were down 9% year-over-year, a rate similar to Q2, offset by an ARPU that was up 3% year-over-year and 3% sequentially. The improvement in the Q3 year-over-year rate of bookings decline compared to Q2 was driven by an improvement in the trajectory of new bookings due to better traffic trends and a slight increase in conversion in Self-Serve. Bandwidth Add-Ons renewal bookings also improved. While retention rates remained relatively stable for Self-Serve, the dollar amount of renewal bookings was down year-over-year due to a lower base of bookings up for renewal. After a year of product simplification work, we believe we are at a place where our product can and should be able to speak for itself, so we are looking at shifting customer acquisition to be more product rather than marketing led. We are opening up our product to more free users as we believe that they are more likely to buy after trying. We are fortunate to have a funnel of millions of free users to source from - it is among the many assets we have built over the last decade. Additionally, we believe a stronger product focus should benefit retention over time. Shifting in this direction could cause some headwinds on new bookings in 2024, but we believe we will generate more, and higher margin, long term revenues. We continue to believe that Self-Serve & Add-Ons can and will return to being a growth driver for Vimeo, but that it may take more time to achieve growth as compared to our previous expectations. Self-Serve & Add-Ons $190 $196 $202

7 Our strategy with Other is to continue operating OTT efficiently, providing a high-value service for our customers while scaling back on growth investments, and deprecating certain products other than OTT in this area. Other bookings were $14 million in the quarter, down 1% year-over-year. In Q3, Other was positively impacted by a large OTT renewal closing that had previously been expected to close in Q4, which in turn will negatively impact Q4. Given our limited investment in this category, we expect continued year-over-year declines in Other. Other

8 We continue to manage our expenses carefully in this environment. On the cost of revenue front, we optimized our hosting and customer care costs further in Q3, which drove GAAP gross profit of $84 million and non-GAAP gross profit* of $85 million yielding GAAP gross profit margin of 79% and non-GAAP gross margin* of 80%. Total GAAP operating expenses were down 25% year-over-year and non-GAAP operating expenses* were down 11% year-over-year. We reduced both compensation and non-compensation expenses, and Q3 headcount was down 12% year-over-year. *See reconciliation of GAAP to non-GAAP measures starting on page 15. Expenses & Profitability 75% 77% 79% 75% 77% 80%

# Expenses & Profitability

In sales and marketing, our focus is on efficiently building and expanding relationships with users. In Q3, we reduced less efficient paid marketing spend. GAAP sales and marketing expense was down 16% year-over-year and non-GAAP sales and marketing expense* was down 11% year-over-year to 33% of revenue, down 3 percentage-points compared to last year.

In research and development, our focus is on investing in a growth-driving product experience in the most efficient manner possible. Q3 investments included an enhanced video editor with custom branded and viewing experiences and improved marketing integrations. In Q3, GAAP research and development was down 33% year-over-year to 22% of revenue, and non-GAAP R&D* was down 13% year-over-year to 20% of revenue*, improvements of 10 and 2 percentage-points compared to Q3 of last year, respectively.

In general and administrative, our focus is on driving efficiency and scaling operations over time. In Q3, GAAP G&A was down 30% year-over-year to 17% of revenue. Non-GAAP G&A* was down 9% year-over-year in Q3, or 15% of revenue, down one percentage point versus Q3 of last year.

Our stock-based compensation strategy includes a commitment to manage burn and dilution. Stock-based compensation expense was $7 million in the quarter, down $12 million or 63% year-over-year.

Other income was $4 million in the quarter, as our cash balances are yielding strong returns in this higher rate environment. Amortization of intangibles decreased by $1 million year-over-year due to certain assets related to the Magisto acquisition reaching the end of their useful life.

Net Income was $8 million in the quarter. Both Basic and Diluted EPS were $0.05. Adjusted EBITDA* was $13 million in the quarter, an $11 million improvement compared to the prior year period.



Net Income & Net Income as a % of Revenue
Net Income ($M)
NI as a % of Revenue
(12)%
(11.7)
(20)%
(21.4)
8.5
8%
Q3'21
Q3'22
Q3'23



Adjusted EBITDA & Adj. EBITDA Margin*
Adjusted EBITDA ($M)
Adjusted EBITDA Margin
0.8
1%
2.1
2%
12.8
12%
Q3'21
Q3'22
Q3'23

*See reconciliation of GAAP to non-GAAP measures starting on page 15.

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9

10 We ended Q3 with $291 million in cash and cash equivalents, up $18 million compared to the prior year period. Accounts receivable, net was $25 million in Q3, down $6 million compared to the prior year quarter due to our improved collections processes. Accrued expenses and other current liabilities was down $13 million year-over-year primarily due to the resolution of earn-outs related to prior acquisitions. Net cash from operating activities was $17 million in the quarter, up $7 million from the year-ago quarter, with the improvement driven by improved operating income, interest income from our significant cash balance, and the cash impact from a restructuring in Q2 of last year. Free Cash Flow* was $17 million in the quarter, up $3 million from the prior year period. Vimeo will live stream a video conference to answer questions regarding its second quarter results on Monday, November 6, 2023, at 5:00 p.m. Eastern Time. This live stream will include disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Vimeo’s business. The live stream will be open to the public at https://vimeo.com/investors. Balance Sheet & Cash Flow Highlights Video Conference Call *See reconciliation of GAAP to non-GAAP measures starting on page 15.

*GAAP FINANCIAL STATEMENTS*

**VIMEO, INC. CONSOLIDATED STATEMENT OF OPERATIONS**
**($ in thousands except per share data)**

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| Revenue | $ 106,253 | $ 108,133 | $ 311,670 | $ 327,464 |
| Cost of revenue (exclusive of depreciation shown separately below) | 21,802 | 25,247 | 68,319 | 78,881 |
| Gross profit | 84,451 | 82,886 | 243,351 | 248,583 |
| Operating expenses: | | | | |
| Research and development expense | 23,153 | 34,378 | 81,089 | 104,524 |
| Sales and marketing expense | 36,704 | 43,554 | 116,455 | 129,790 |
| General and administrative expense | 18,396 | 26,461 | 34,645 | 84,783 |
| Depreciation | 168 | 141 | 1,198 | 2,054 |
| Amortization of intangibles | 347 | 1,234 | 2,491 | 3,866 |
| Total operating expenses | 78,768 | 105,768 | 235,878 | 325,017 |
| Operating income (loss) | 5,683 | (22,882) | 7,473 | (76,434) |
| Interest expense | — | (124) | (998) | (367) |
| Other income, net | 3,657 | 2,199 | 9,235 | 3,712 |
| Earnings (loss) before income taxes | 9,340 | (20,807) | 15,710 | (73,089) |
| Income tax provision | (876) | (609) | (2,073) | (1,387) |
| **Net earnings (loss)** | $ 8,464 | $ (21,416) | $ 13,637 | $ (74,476) |
| | | | | |
| **Per share information:** | | | | |
| Basic earnings (loss) per share | $ 0.05 | $ (0.13) | $ 0.08 | $ (0.46) |
| Diluted earnings (loss) per share | $ 0.05 | $ (0.13) | $ 0.08 | $ (0.46) |
| Weighted average shares outstanding used in the computation of net earnings (loss) per share: | | | | |
| Basic | 163,877 | 161,529 | 162,822 | 161,433 |
| Diluted | 165,906 | 161,529 | 164,920 | 161,433 |
| | | | | |
| **Stock-based compensation expense by function:** | | | | |
| Cost of revenue | $ 271 | $ 297 | $ 740 | $ 698 |
| Research and development expense | 2,149 | 7,908 | 11,650 | 19,329 |
| Sales and marketing expense | 1,723 | 2,977 | 7,376 | 6,352 |
| General and administrative expense | 2,979 | 8,212 | (14,337) | 25,880 |
| Total stock-based compensation expense | $ 7,122 | $ 19,394 | $ 5,429 | $ 52,259 |

11

**VIMEO, INC. CONSOLIDATED BALANCE SHEET**
**($ in thousands)**

| | September 30, 2023 | December 31, 2022 |
|---|---|---|
| **ASSETS** | | |
| Cash and cash equivalents | $ 290,564 | $ 274,497 |
| Accounts receivable, net | 25,182 | 31,434 |
| Prepaid expenses and other current assets | 20,613 | 18,395 |
| Total current assets | 336,359 | 324,326 |
| | | |
| Leasehold improvements and equipment, net | 854 | 1,355 |
| Goodwill | 245,406 | 245,406 |
| Intangible assets with definite lives, net | 2,977 | 5,468 |
| Other non-current assets | 24,082 | 28,876 |
| **TOTAL ASSETS** | $ 609,678 | $ 605,431 |
| | | |
| **LIABILITIES AND SHAREHOLDERS' EQUITY** | | |
| **LIABILITIES:** | | |
| Accounts payable, trade | $ 7,329 | $ 8,415 |
| Deferred revenue | 169,857 | 167,388 |
| Accrued expenses and other current liabilities | 50,812 | 57,151 |
| Total current liabilities | 227,998 | 232,954 |
| | | |
| Other long-term liabilities | 14,960 | 18,619 |
| | | |
| Commitments and contingencies | | |
| | | |
| **SHAREHOLDERS' EQUITY:** | | |
| Common stock | 1,579 | 1,572 |
| Class B common stock | 94 | 94 |
| Preferred stock | — | — |
| Additional paid-in capital | 768,033 | 768,390 |
| Accumulated deficit | (401,730) | (415,367) |
| Accumulated other comprehensive loss | (1,256) | (831) |
| Total shareholders' equity | 366,720 | 353,858 |
| **TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY** | $ 609,678 | $ 605,431 |

12

**VIMEO, INC. CONSOLIDATED STATEMENT OF CASH FLOWS**
**($ in thousands)**

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| **Cash flows from operating activities:** | | | | |
| **Net earnings (loss)** | $ 8,464 | $ (21,416) | $ 13,637 | $ (74,476) |
| Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities: | | | | |
| Stock-based compensation expense | 7,122 | 19,394 | 5,429 | 52,259 |
| Amortization of intangibles | 347 | 1,234 | 2,491 | 3,866 |
| Depreciation | 168 | 141 | 1,198 | 2,054 |
| Provision for credit losses | 309 | 735 | 326 | 7,750 |
| Loss on the sale of an asset | — | — | 37 | — |
| Non-cash lease expense | 1,143 | 1,025 | 3,410 | 4,646 |
| Other adjustments, net | (358) | — | 1,053 | (719) |
| Changes in assets and liabilities: | | | | |
| Accounts receivable | (417) | 6,309 | 3,453 | (11,916) |
| Prepaid expenses and other assets | (1,930) | 1,314 | (1,987) | (1,556) |
| Accounts payable and other liabilities | 5,207 | 7,148 | (6,210) | (19,179) |
| Deferred revenue | (3,448) | (5,930) | 4,966 | (1,485) |
| **Net cash provided by (used in) operating activities** | 16,607 | 9,954 | 27,803 | (38,756) |
| **Cash flows from investing activities:** | | | | |
| Acquisitions, net of cash acquired | — | — | — | 21 |
| Capital expenditures | (1) | (40) | (108) | (670) |
| Proceeds from the sale of an asset | — | — | 639 | 1,611 |
| **Net cash (used in) provided by investing activities** | (1) | (40) | 531 | 962 |
| **Cash flows from financing activities:** | | | | |
| Withholding taxes paid related to equity awards | (1,517) | (34) | (5,697) | (5,160) |
| Proceeds from exercise of stock options | 6 | — | 134 | 18 |
| Contingent consideration payment | (2,477) | (4,816) | (5,774) | (4,816) |
| Other | — | — | (266) | (621) |
| **Net cash used in financing activities** | (3,988) | (4,850) | (11,603) | (10,579) |
| **Total cash provided (used)** | 12,618 | 5,064 | 16,731 | (48,373) |
| Effect of exchange rate changes on cash and cash equivalents and restricted cash | (520) | (277) | (674) | (765) |
| **Net increase (decrease) in cash and cash equivalents and restricted cash** | 12,098 | 4,787 | 16,057 | (49,138) |
| Cash and cash equivalents and restricted cash at beginning of period | 278,793 | 268,420 | 274,834 | 322,345 |
| **Cash and cash equivalents and restricted cash at end of period** | $ 290,891 | $ 273,207 | $ 290,891 | $ 273,207 |

13

**VIMEO, INC. DISAGGREGATED REVENUE AND OPERATING METRICS**
**(In thousands except per ARPU)**

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| **Disaggregated Revenue** | | | | |
| Self-Serve & Add-Ons | $ 71,935 | $ 76,737 | $ 214,358 | $ 231,074 |
| Vimeo Enterprise | 15,220 | 9,960 | 39,691 | 28,856 |
| Other | 19,098 | 21,436 | 57,621 | 67,534 |
| Total Revenue | $ 106,253 | $ 108,133 | $ 311,670 | $ 327,464 |
| | | | | |
| **Operating Metrics** | | | | |
| Self-Serve & Add-Ons: | | | | |
| Subscribers | 1,397.3 | 1,539.1 | 1,397.3 | 1,539.1 |
| Average Subscribers | 1,414.7 | 1,552.5 | 1,451.2 | 1,546.9 |
| ARPU | $ 202 | $ 196 | $ 197 | $ 200 |
| Bookings | $ 67,409 | $ 70,044 | $ 213,572 | $ 227,210 |
| | | | | |
| Vimeo Enterprise: | | | | |
| Subscribers | 3.0 | 2.1 | 3.0 | 2.1 |
| Average Subscribers | 2.9 | 2.0 | 2.6 | 1.8 |
| ARPU | $ 20,848 | $ 19,847 | $ 20,154 | $ 20,883 |
| Bookings | $ 18,050 | $ 11,639 | $ 49,786 | $ 30,574 |
| | | | | |
| Other: | | | | |
| Subscribers | 71.0 | 102.0 | 71.0 | 102.0 |
| Average Subscribers | 74.3 | 108.4 | 82.2 | 120.4 |
| ARPU | $ 1,019 | $ 784 | $ 937 | $ 750 |
| Bookings | $ 14,403 | $ 14,527 | $ 38,554 | $ 49,044 |

14

***RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES***
***($ in millions; rounding differences may occur)***

| | Three Months Ended September 30, | | |
|---|---|---|---|
| | 2023 | 2022 | 2021 |
| **Reconciliation of non-GAAP gross profit:** | | | |
| GAAP Gross profit | $ 84.5 | $ 82.9 | $ 74.9 |
| Gross Margin | 79% | 77% | 75% |
| Add back: Stock-based compensation expense | 0.3 | 0.3 | 0.2 |
| Non-GAAP Gross Profit | $ 84.7 | $ 83.2 | $ 75.1 |
| Non-GAAP Gross Margin | 80% | 77% | 75% |
| **Reconciliation of non-GAAP operating expenses:** | | | |
| GAAP Research and development expense | $ 23.2 | $ 34.4 | $ 26.7 |
| % of Revenue | 22% | 32% | 27% |
| Less: Stock-based compensation expense | 2.1 | 7.9 | 3.9 |
| Less: Restructuring costs | — | 2.3 | — |
| Non-GAAP Research and development expense | $ 21.0 | $ 24.2 | $ 22.8 |
| % of Revenue | 20% | 22% | 23% |
| GAAP Sales and marketing expense | $ 36.7 | $ 43.6 | $ 37.8 |
| % of Revenue | 35% | 40% | 38% |
| Less: Stock-based compensation expense | 1.7 | 3.0 | 1.2 |
| Less: Restructuring costs | — | 1.1 | — |
| Non-GAAP Sales and marketing expense | $ 35.0 | $ 39.4 | $ 36.6 |
| % of Revenue | 33% | 36% | 37% |
| GAAP General and administrative expense | $ 18.4 | $ 26.5 | $ 20.6 |
| % of Revenue | 17% | 24% | 21% |
| Less: Stock-based compensation expense | 3.0 | 8.2 | 5.7 |
| Less: Contingent consideration fair value adjustments | (0.5) | — | — |
| Less: Restructuring costs | — | 0.8 | — |
| Non-GAAP General and administrative expense | $ 15.9 | $ 17.5 | $ 14.9 |
| % of Revenue | 15% | 16% | 15% |

15

***RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES***
***($ in millions except per share data; shares in thousands; rounding differences may occur)***

| | Three Months Ended September 30, | | |
|---|---|---|---|
| | **2023** | **2022** | **2021** |
| **Reconciliation of net earnings (loss) to Adjusted EBITDA:** | | | |
| Net earnings (loss) | $ 8.5 | $ (21.4) | $ (11.7) |
| Add back: | | | |
| Income tax provision | 0.9 | 0.6 | — |
| Other (income) expense, net | (3.7) | (2.2) | 0.1 |
| Interest expense | — | 0.1 | 0.1 |
| Operating income (loss) | 5.7 | (22.9) | (11.5) |
| Operating Income (Loss) Margin | 5% | (21)% | (12)% |
| Add back: | | | |
| Stock-based compensation expense | 7.1 | 19.4 | 10.9 |
| Depreciation | 0.2 | 0.1 | 0.3 |
| Amortization of intangibles | 0.3 | 1.2 | 1.1 |
| Contingent consideration fair value adjustments | (0.5) | — | — |
| Restructuring costs | — | 4.2 | — |
| Adjusted EBITDA | $ 12.8 | $ 2.1 | $ 0.8 |
| Adjusted EBITDA Margin | 12% | 2% | 1% |
| | | | |
| **Computation of Free Cash Flow:** | | | |
| Net cash provided by operating activities | $ 16.6 | $ 10.0 | $ 9.4 |
| Add: Restructuring costs | — | 3.5 | — |
| Less: Capital expenditures | — | — | (0.1) |
| Free Cash Flow | $ 16.6 | $ 13.4 | $ 9.4 |

16

**RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL OUTLOOK**
***($ in millions; rounding differences may occur)***

| | Three Months Ended December 31, 2023 | | Twelve Months Ended December 31, 2023 | |
|---|---|---|---|---|
| **Operating (loss) income to Adjusted EBITDA range:** | | | | |
| Operating (loss) income | $ (0.7) | — $ 2.3 | $ 6.7 | — $ 9.7 |
| Add back: | | | | |
| Stock-based compensation expense | 6.2 | 6.2 | 11.6 | 11.6 |
| Depreciation | 0.2 | 0.2 | 1.4 | 1.4 |
| Amortization of intangibles | 0.3 | 0.3 | 2.8 | 2.8 |
| Contingent consideration fair value adjustments | — | — | (0.4) | (0.4) |
| Restructuring costs | — | — | 4.9 | 4.9 |
| Adjusted EBITDA | $ 6.0 | — $ 9.0 | $ 27.0 | — $ 30.0 |

17

## ***PRINCIPLES OF FINANCIAL REPORTING***

We have provided in this press release certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP gross profit, non-GAAP operating expenses, and free cash flow, to supplement our financial information presented in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. However, our presentation of these non-GAAP financial measures may differ from the presentation of similarly titled measures by other companies. Adjusted EBITDA is one of the metrics on which our internal budgets are based and also one of the metrics by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We endeavor to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and corresponding non-GAAP measure.

From time to time, we provide forward-looking outlook information, including for Adjusted EBITDA. Adjusted EBITDA used in our outlook will differ from net earnings (loss) and operating income (loss) in ways similar to the reconciliations provided above and the definitions of Adjusted EBITDA provided below.

### Definitions of Non-GAAP Measures

**Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")** is defined as operating income (loss) excluding: (1) stock-based compensation expense; (2) depreciation; (3) acquisition-related items consisting of (i) amortization of intangible assets, (ii) impairments of goodwill and intangible assets, if applicable, and (iii) gains and losses recognized on changes in the fair value of contingent consideration arrangements; and (4) restructuring costs associated with exit or disposal activities such as a reduction in force. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are either non-cash or non-recurring in nature and are collectively referred to as "Adjusted EBITDA Non-GAAP Adjustments." Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

**Adjusted EBITDA Margin** is Adjusted EBITDA, divided by revenue.

**Non-GAAP Gross Profit** excludes stock-based compensation expense and restructuring costs included in Cost of revenue.

**Non-GAAP Gross Margin** is Non-GAAP Gross Profit, divided by revenue.

**Non-GAAP Operating Expenses** include Non-GAAP Research and development expense, Non-GAAP Sales and marketing expense, and Non-GAAP General and administrative expense. These Non-GAAP operating expenses exclude Adjusted EBITDA Non-GAAP Adjustments in their respective expense items.

**Free Cash Flow** is defined as net cash used in, or provided by, operating activities less cash used for capital expenditures, contingent consideration arrangements included in operating activities and restructuring costs. We believe Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.

### Items That Are Excluded From Non-GAAP Measures

**Stock-based compensation expense** consists of expense associated with the grants of Vimeo stock-based awards. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base. We also consider the dilutive impact of stock-based awards in GAAP diluted earnings per share, to the extent such impact is dilutive.

**Depreciation** is a non-cash expense relating to our leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

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**Amortization of intangible assets and impairments of goodwill and intangible assets** are non-cash expenses related to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer relationships, technology and trade names, are valued and amortized over their estimated lives. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

**Gains and losses recognized on changes in the fair value of contingent consideration arrangements** are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.

**Restructuring costs** consist of costs associated with exit or disposal activities such as severance and other post-employment benefits paid in connection with a reduction-in-force. We consider these costs to be non-recurring in nature and therefore, are not indicative of current or future performance or the ongoing cost of doing business.

## Operating Metrics and Key Terms

**Self-Serve & Add-Ons** relates to our subscription plans sold directly online, and any add-on services tied to those online subscriptions. This includes our Starter, Standard, and Advanced subscription plans, and add-on services such as bandwidth charges, which are sold through our sales force to subscribers of one of our plans if they exceed a certain threshold of bandwidth.

**Vimeo Enterprise** relates to our video offering designed for teams and organizations, which includes the same capabilities of Self-Serve & Add-Ons plus enterprise-grade features such as advanced security, custom user permissions, single-sign on for employees, interactive video tools, and marketing software integrations. Vimeo Enterprise is sold through our sales force and is often an upgrade from Vimeo's Self-Serve & Add-Ons as the number of users or use cases in an organization grows.

**Other** relates to products and services we offer outside of Self-Serve & Add-Ons and Vimeo Enterprise, primarily our over-the-top ("OTT") video monetization solution that allows customers to launch and run their own video streaming channel directly to their audience through a branded web portal, mobile apps and Internet-enabled TV apps. Other also includes Magisto, Livestream, WIREWAX, and Wibbitz.

**Subscribers** is the number of users who have an active subscription to one of Vimeo's paid plans measured at the end of the relevant period. Vimeo counts each account with a subscription plan as a subscriber. In the case of customers who maintain accounts across Self-Serve & Add-Ons, Vimeo Enterprise, and Other, Vimeo counts them as one subscriber for each of the components in which they maintain a subscription. Vimeo does not count team members who have access to a subscriber's account as additional subscribers.

**Average Subscribers** is the sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.

**Average Revenue per User ("ARPU")** is the annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.

**Bookings** consists of fixed fees for SaaS services, measured at the end of the relevant period, that subscribers have paid or committed to pay during their subscription period or 12 months, whichever is shorter, less refunds and chargebacks during the same period.

**Gross Margin** is revenue less cost of revenue, divided by revenue.

**Operating Income (Loss) Margin** is Operating income (loss), divided by revenue.

**Net Revenue Retention ("NRR")** is a metric we track for our Vimeo Enterprise Customers that is calculated at the end of the relevant period, by taking the sum of (a) annualized subscription revenue for Vimeo Enterprise Customers at the end of the period that also existed twelve months prior and (b) the variable revenue attributed to these same customers over the preceding twelve months and dividing that by the annualized subscription revenue for all customers that existed twelve months prior plus the variable revenue attributed to this same set of customers over the twelve months prior to that date.

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## DILUTIVE SECURITIES

Vimeo has various dilutive securities. The table below details these securities as well as estimated dilution at various stock prices (shares in millions; rounding differences may occur).

| | Shares | Avg. Exercise Price | As of 11/2/2023 | Dilution at: | | | |
|---|---|---|---|---|---|---|---|
| Share Price | | | $ 3.12 | $ 4.00 | $ 6.00 | $ 8.00 | $10.00 |
| Common Stock Outstanding as of 11/2/2023 | 167.6 | | 167.6 | 167.6 | 167.6 | 167.6 | 167.6 |
| SARs and Stock Options | 13.4 | $ 5.54 | — | — | — | 1.4 | 2.6 |
| RSUs | 14.0 | | 7.2 | 7.2 | 7.2 | 7.2 | 7.2 |
| Total Estimated Dilution | | | 7.2 | 7.2 | 7.2 | 8.6 | 9.8 |
| % Dilution | | | 4.3 % | 4.3 % | 4.3 % | 5.2 % | 5.9 % |
| Total Estimated Diluted Shares Outstanding | | | 174.9 | 174.9 | 174.9 | 176.3 | 177.5 |

The dilutive securities presentation is calculated using the methods and assumptions described below, which are different than those prescribed by GAAP.

The estimated dilutive effect was calculated assuming the Company settles equity awards on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon vesting or exercise, adjusted for (i) the estimated income tax benefit from the tax deduction received upon the vesting or exercise of awards held in the U.S., as such tax benefit is assumed to be used to repurchase shares of Vimeo common stock and (ii) in the case of stock options, the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Vimeo common stock. The number of shares required to settle stock appreciation rights will be impacted by movement in the stock price of Vimeo.

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## *OTHER INFORMATION*

**Cautionary Statement Regarding Forward-Looking Information**

This press release and the Vimeo livestream which will be held at 8:30 a.m. Eastern Time on November 7, 2023, contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "will," "may," "could," "should," "would," "anticipates," "estimates," "expects," "plans," "projects," "forecasts," "intends," "targets," "seeks" and "believes," as well as variations of these words or comparable words, among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Vimeo's expectations regarding future results of operations and financial condition, business strategy, and plans and objectives of management for future operations. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. Actual results could differ materially from those contained in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: adverse changes in economic conditions, changes in the regulatory landscape, including, in particular, changes in laws that might increase the liability of online intermediaries for user-generated content, reputational damage caused by problematic user content or our decisions to remove (or not remove) it; changes in policies implemented by third party platforms upon which we rely for traffic and distribution of mobile apps, increased competition in the online video category, our ability to convert visitors into uploaders and uploaders into paying subscribers, our ability to retain paying subscribers by maintaining and improving our value proposition, our ability to provide video storage and streaming in a cost-effective manner, our ability to successfully attract sales-assisted customers, our ability to protect sensitive data from unauthorized access, the integrity, quality, scalability and redundancy of our systems, technology and infrastructure (and those of third parties with which we do business), our ability to successfully operate in and expand into additional international markets, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, foreign exchange currency rate fluctuations, the impact of the COVID-19 pandemic and geopolitical events on our business, the possibility that our historical consolidated and combined results may not be indicative of our future results and the other factors set forth in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission ("SEC") on February 27, 2023 as they may be updated by our periodic reports subsequently filed with the SEC, including our Quarterly Report on Form 10-Q to be filed with the SEC on November 7, 2023. Other unknown or unpredictable factors that could also adversely affect Vimeo's business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Vimeo's management as of the date of this communication. Vimeo does not undertake to update these forward-looking statements.

**About Vimeo**

Vimeo (NASDAQ:VMEO) is the world's most innovative video experience platform. We enable anyone to create high-quality video experiences to connect better and bring ideas to life. We proudly serve our growing community of more than 300 million users — from creative storytellers to globally distributed teams at the world's largest companies. Learn more at www.vimeo.com.

**Contact Us**

**Vimeo Investor Relations**
Ken Goff
ir@vimeo.com

**Vimeo Communications**
Lisa Chan
press@vimeo.com

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